UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 27, 2020

Date of Report (Date of earliest event reported)

PETVIVO HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-55167	99-0363559
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5251 Edina Industrial Blvd. Edina, Minnesota	55349
(Address of principal executive offices)	(Zip Code)

(952) 405-6216

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	PETV	OTCQB

Item 1.01	Entry into a Material Definitive Agreement

Effective October 26, 2020 PetVivo Holdings, Inc., a Nevada corporation (“Company”) entered into a note conversion agreement with RedDiamond Partners, LLC (“RedDiamond”) in which RedDiamond agreed to convert its Promissory Note having an outstanding principal amount of $352,941.17 plus accrued interest of $16,053.91 into 1,054,271 shares of the Company’s common stock (the “Common Stock”). The number of shares of Common Stock issued pursuant to the conversion of the Note was determined by dividing the conversion amount of $368,995.08 (Principal of $352,941.17 + Accrued Interest of $16,053.91) by the per share conversion price of $0.35.

The Company regards this as a substantial and material debt settlement agreement that is a significant benefit to its current financial position, as well as to its future ability to finance the planned operations and projected commercial growth of its business.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

10.1	Note Conversion Agreement dated as of October 26, 2020 by and between Pet Vivo Holdings, Inc. and RedDiamond Partners, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PETVIVO HOLDINGS, INC.

Date: October 27, 2020	By:	/s/ John Lai
	Name:	John Lai
	Title:	Chief Executive Officer